SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  May 14, 2004

FLEETWOOD ENTERPRISES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-07699	95-1948322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3125 Myers Street, Riverside, California 92503-5527
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (909) 351-3500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 5.    Other Events and Required FD Disclosure.

On May 14, 2004, Fleetwood Enterprises, Inc., a Delaware corporation (the "Company"), entered into an agreement with Bank of America , N.A., as administrative agent and a lender, to amend and restate its original Credit Agreement, dated July 27, 2001 (as subsequently amended, the "2001 Credit Agreement").  The amended and restated credit agreement is attached hereto as Exhibit 10.1 (the "Amended and Restated Credit Agreement").  The Amended and Restated Credit Agreement provides for a revolving credit facility of up to $150 million and is secured by substantially all of the Company's assets, except certain real estate, finance receivables and inventories and the cash value of Company-owned life insurance.  In addition, under the Amended and Restated Credit Agreement, the lenders have agreed to release certain real estate previously used to secure the 2001 Credit Agreement, such that the real estate securing the Amended and Restated Credit Agreement will have an appraised value of at least $50 million, and the Company will have the ability, subject to certain conditions, to substitute collateral.

The Amended and Restated Credit Agreement also contains amended covenants that provide the Company with additional financial flexibility.  The EBITDA and minimum liquidity covenants in the 2001 Credit Agreement have been replaced by a revised “springing” EBITDA covenant.  The new covenant is tested only in the event that the Company’s liquidity does not exceed $90,000,000 or if the liquidity of certain of its operating subsidiaries does not exceed $60,000,000 in the aggregate.

In connection with the Amended and Restated Credit Agreement, the Company also entered into a Fourth Amendment, dated May 14, 2004 (the "Textron Amendment"), to its Wholesale Security Agreement, dated August 21, 2002, among Textron Financial Corp. (“Textron”) and several of the Company’s indirect wholly owned retail housing subsidiaries (the “Wholesale Security Agreement”), pursuant to which Textron provides up to $30 million in floorplan inventory financing to the subsidiaries.  The Fourth Amendment to the Wholesale Security Agreement is attached hereto as Exhibit 10.2.

The descriptions of the Amended and Restated Credit Agreement and the Textron Amendment contained in this Current Report on Form 8-K are qualified in their entirety by such agreements, both of which are attached hereto as exhibits.

The text of a press release issued by the Company announcing the Amended and Restated Credit Agreement is attached hereto as Exhibit 99.1.

Item 7.     Financial Statements and Exhibits.

(c)           Exhibits:

The following exhibits are filed with this report on Form 8-K:

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of May 14, 2004, among Fleetwood Enterprises, Inc., Fleetwood Holdings, Inc. and its subsidiaries, Fleetwood Retail Corp. and its subsidiaries, the banks and other financial institutions signatory thereto, and Bank of America, N.A., as administrative agent and collateral agent.

10.2

Fourth Amendment, dated as of May 14, 2004, to Wholesale Security Agreement dated August 21, 2002 among Textron Financial Corp. and several of the Company’s indirect wholly owned retail housing subsidiaries.

99.1	Press release dated May 17, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FLEETWOOD ENTERPRISES, INC.

Date:  May 20, 2004

By:

/s/ Leonard J. McGill

Leonard J. McGill
Senior Vice President-
Corporate Finance

Exhibit Index

Exhibit No.	Description

10.1

Amended and Restated Credit Agreement, dated as of May 14, 2004, among Fleetwood Enterprises, Inc., Fleetwood Holdings, Inc. and its subsidiaries, Fleetwood Retail Corp. and its subsidiaries, the banks and other financial institutions signatory thereto, and Bank of America, N.A., as administrative agent and collateral agent.

10.2

Fourth Amendment, dated as of May 14, 2004, to Wholesale Security Agreement dated August 21, 2002 among Textron Financial Corp. and several of the Company’s indirect wholly owned retail housing subsidiaries.

99.1	Press release dated May 17, 2004.